AMENDED SCHEDULE 14C INFORMATION

    DEFINITIVE AMENDED INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[ ] Preliminary Information Statement

[X] Definitive Amended Information Statement (the "Amendment")

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))



                        ADVANCED GAMING TECHNOLOGY, INC.
  (Name of Registrant filing Information Statement as Specified In Its Charter)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)(4) and 0-11.

   1)    Title of each class of securities to which transaction applies:

   2)    Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)    Proposed maximum aggregate value of transaction:

   5)    Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                        ADVANCED GAMING TECHNOLOGY, INC.

                                    NOTICE OF

                      2003 SPECIAL MEETING OF SHAREHOLDERS

                             CONDUCTED JUNE 24, 2003


To the Shareholders:

     You have  already  been  given  Notice  that the 2003  Special  Meeting  of
Shareholders  of  ADVANCED  GAMING  TECHNOLOGY,   Inc.,  a  Wyoming  corporation
("ADVI"), was held at its offices, on June 24, 2003 at 10:30 a.m. for the following purposes:


1.   Approve a 100 to 1 reverse stock split;
2. Approve the subsequent merger of Advanced Capital LLC into ADVI's wholly owned subsidiary, MediaWorx Acquisition Company LLC, to carry on the business activities of Solar Satellite Communication, Inc. whose assets were recently acquired by Advanced as more fully described in this Information Statement; and
3. To transact any and all other business that may properly have come before the Meeting.

     All shareholders of record at the close of business on June 20, 2003 are entitled to notice of this meeting.

     ADVI's audited financial statements for the year ended December 31, 2002, together with certain other information concerning the Company, are included in the Company's Annual Report on Form 10-KSB which accompanied such Notice and is attached.

      Such Notice, through administrative oversight, failed to include these other substantive matter considered at the June 24, 2003 Shareholder Meeting:
1.   A name change of the Company to MediaWorx, Inc. (hereafter, the "Company");
     and
2. Election of Linda A. Broenniman and Edward G. Broenniman to the Board of Directors of the Company.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                  By order of the Company's Board of Directors,


                                            GARY L. CAIN

                                            Chairman and Chief Executive Officer



  July 21, 2003

                                  INTRODUCTION

     An Information Statement, dated July 1, 2003 (the "Statement"), was furnished in connection with the 2003 Special Meeting of shareholders of ADVANCED GAMING TECHNOLOGY, INC. ("ADVI") held at its offices on June 24, 2003 at 10:30 a.m. (the "Special Meeting") for the purposes set forth in this Statement.

     ESPECIALLY SINCE SUCH SPECIAL MEETINGS HAVE ALREADY BEEN CONDUCTED AND THE INDICATED ACTIONS APPROVED BY THE RESPECTIVE REQUISITE MAJORITY OF SHARES IN EACH, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     Such Statement, through administrative oversight, failed to included two other substantive matters considered at the June 24, 2003 Shareholder meeting:
1.   A name change of ADVI to MediaWorx, Inc. (hereafter the "Company"); and
2. Election of Linda A. Broenniman and Edward G. Broenniman to the Board of Directors of the Company.

     The Statement, previously forwarded, is hereby attached and incorporated by reference to this Amendment. IN ALL OTHER MATERIAL RESPECTS, THE INFORMATION CONTAINED IN SUCH STATEMENT IS UNCHANGED.

     The complete mailing address of the Company's principal executive offices is 24165 IH 10 West, Suite 217125, San Antonio, Texas 78257 (Telephone: (210) 497-8550). Effective July 15, 2003, the principal executive offices of the Company will be changed to 1895 Preston White Drive, Suite 250, Reston, Virginia 20191 (Telephone: (703) 860-6580).

                         NAME CHANGE TO MEDIAWORX, INC.

     Because the Company's current name no longer reflects its activities, especially in view of the July 1, 2003 merger of its wholly-owned, merged and renamed subsidiary, The MediaWorx, Inc., principals of the Company believe the name change may encourage more active trading, and facilitate possible Company mergers or other capital restructurings. For such reasons the Company's principals believe it is desirable and in the Company's best interests to effect a name change from Advanced Gaming Technology, Inc. to MediaWorx, Inc.

     To that end, the Company has filed Articles of Amendment with the Wyoming Office of the Secretary of State. Once certified, the name of the Company will be officially changed to MediaWorx, Inc. hence, such name change will become effective on that date, currently expected to occur on or before July 21, 2003.

                               CHANGE OF DIRECTORS

     Since the Company, described in the Statement and this Amendment, has recently undergone certain capital restructurings and a name change from Advanced Gaming Technology, Inc., certain housekeeping details also need to be effected in view of those changes and the Company's new business plan. Specifically, principals of the Company believe it is desirable and in the Company's best interests to change the director line-up. To that end, effective as of the June 24, 2003 Special Meeting, William H. Burton resigned from the Board, the Board is hereby increased to four members and Linda and Edward Broenniman are added to the Board.

     As a consequence of the foregoing, the following constitutes the current Director line-up of the Company as of the June 24, 2003 Special Meeting:

       NAME                         AGE         POSITION
       ----                         ---         --------
       Gary L. Cain*                46          Chairman, Chief Executive
                                                  Officer, and Director**
       Bruce M. Arinaga*            41          President, Secretary, Treasurer,
                                                  and Director**
       Linda A. Broenniman*         46          Director**
       Edward G. Broenniman*        66          Director**

*Messrs. Cain and Arinaga have been Directors of the Company since June 2002. Ms. Broenniman and Mr. Broenniman were elected to the Board at the Company's June 24, 2003 Special Meeting. Mr. William H. Burton, a former Director, resigned from the Board as of such Special Meeting.

**Each corporate officer is elected to hold office until he or she resigns or is removed by the Company's Board of Directors. On July 15, 2003, Ms. Broenniman was elected by the Board as President, CEO and CFO of the Company and Mr. Broenniman was elected Secretary and Treasurer of the Company, replacing respectively Messrs. Cain and Arinaga as the Company's sole officers. At that same July 15, 2003 Board Meeting, Messrs. Cain and Arinaga were elected by the Board as Co-Chairmen of the Board.
                     ---------------------------------------

     Mr. Gary L. Cain, Chairman, Chief Executive Officer, and Director currently serves as CEO and Director of PowerHouse Management Group, Inc. as well as several publicly traded companies. He is an executive officer with over 25 years of management, leadership and business experience including business startups, reorganizations, mergers and acquisitions. Since 1976, Mr. Cain has been involved in the design, development and management of over one hundred thousand acres of residential and commercial property, over one million square feet of commercial developments, including office buildings, shopping centers, apartments, condominiums, hotels and motels. His responsibilities have included executive responsibility of public companies, business and marketing plan development, strategic planning, finance, budgeting, sales development and selection and placement of key management personnel. He has assisted companies from start up to expansion, including mergers and acquisitions, capital structure and finance.

     Bruce M. Arinaga, President, Secretary, Treasurer, and Director, currently serves as President of PowerHouse Management Group Inc. Prior to PowerHouse, Mr. Arinaga was Managing Director of Zero-G Capital Fund, LLC, a private equity firm where he remains a minority shareholder and where he was involved in a number of early stage technology and healthcare companies. From 1997-2000, Mr. Arinaga was President of CrossWater Capital LLC and CrossWater Properties Corporation, which were involved in investments and corporate finance transactions in excess of $300 million in technology, healthcare and service companies, as well as real estate. From 1993-1996, he was President and Chief Operating Officer of an international private investment company based in Vancouver, B.C. where he expanded the company's activities in Vancouver, Toronto, the United States and Asia. He was responsible for overseeing over 30 employees and was involved in corporate private and public equity and real estate investments and developments with a value exceeding over $800 million. He was the second largest shareholder of the company. Prior to that, Mr. Arinaga founded Pacific Alliance Group, which was involved in over $500 million of real estate and corporate investments, and where he was involved in the IPO of two companies. Prior to Pacific Alliance Group, Mr. Arinaga was Vice President at Venture Capital Hawaii Ltd., where he was responsible for industrial corporate acquisitions and venture investments for Japanese investors. Prior to that, Mr. Arinaga held senior positions at Prudential Insurance Company of America and NHP, Inc., where he was involved in investments and acquisitions exceeding $1.5billion. Mr. Arinaga was a certified public accountant with Arthur Young & Company in their Woodland Hills, California office. Mr. Arinaga holds a Bachelor of Science in Business from the University of Southern California and a Masters in Business Administration and Finance from New York University.

         Ms.  Linda A.  Broenniman,  Director,  has over  twenty  five  years of successful management experience. Ms. Broenniman spent the previous 15 years building successful entrepreneurial companies, as President/CEO and CFO, including a medical technology company, a health care information systems company and a retail food service company. She formerly served as CFO for a NASDAQ telecommunications equipment manufacturer. As Director of Strategic Planning and Corporate Development at the corporate headquarters of a Fortune 50 company, she gained extensive experience in corporate finance and mergers and acquisitions. In her previous position, Ms. Broenniman was Managing Director of HFS Capital LLC and HFS Private Equity Partners LLC and President and CFO of Solar Satellite Communication, Inc.

         Edward G. Broenniman, Director, is the Managing Director of the Piedmont Group, a venture development firm, and has over 25 years as an operating executive with Fortune 100 firms and privately held high-technology companies,. He has extensive knowledge of the printing industry having worked for International Paper, Weyerhauser, Ideal Roller & Graphics, and Printing Plate Supply Company. A successful entrepreneur, Mr. Broenniman has built and sold three venture funded high-technology firms to public companies. As a venture advisor, he words with emerging firms to build their operating results and to increase their shareholder value. Mr. Broenniman is married to Ms. Broenniman.